                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                       GO2NET, INC.
--------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  GO2NET, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    The Annual Meeting of the Stockholders of Go2Net, Inc. will be held on Friday, March 17, 2000, at 9:00 a.m., Local Time, at The Bell Harbor International Conference Center, The Harbor Dining Room, 2211 Alaskan Way, Seattle, Washington, for the following purposes:

1. To elect five directors of the Company to serve until the next Annual Meeting of Stockholders as more fully described in the accompanying Proxy Statement.

2. To consider and act upon a proposal to ratify, confirm and approve the Go2Net, Inc. 2000 Stock Option Plan.

3. To consider and act upon a proposal to ratify, confirm and approve the selection of KPMG, LLP as the independent certified public accountants of the Company for fiscal year 2000.

4. To consider and act upon any other business which may properly come before the meeting.

    The Board of Directors has fixed the close of business on January 27, 2000 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

 PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER
           OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          ETHAN CALDWELL
                                          GENERAL COUNSEL AND SECRETARY

Seattle, Washington
January 28, 2000

                                  GO2NET, INC.
                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Go2Net, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held on Friday, March 17, 2000, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is February 4, 2000.

    If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholders. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgement. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

    The holders of a majority in interest of all Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock") issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the record date (including Common Stock issuable upon conversion of Series A Preferred Stock) will be entitled to one vote on all matters. The five candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of the Company's 2000 Stock Option Plan and the ratification of the independent accountants of the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

    The Company will bear the cost of the solicitation. The Company has retained Morrow & Co. to solicit proxies for a fee of $6,500 plus expenses not to exceed $1,000. Additionally, regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

    The Company's principal executive offices are located at 999 Third Avenue, Suite 4700, Seattle, Washington 98104, (206) 447-1595.

                       RECORD DATE AND VOTING SECURITIES

    Only stockholders of record at the close of business on January 27, 2000 are entitled to notice of and to vote at the meeting. On January 24, 2000, the Company had outstanding and entitled to vote 39,508,189 shares of Common Stock (including Common Stock issuable upon conversion of Series A Preferred Stock). Each outstanding share of the Company's Common Stock (including Common Stock issuable upon conversion of Series A Preferred Stock) entitles the record holder to one vote. All votes will be tabulated by employees of Continental Stock Transfer & Trust Company, the Company's transfer agent for the Common Stock, who will serve as inspectors of election. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

                             ELECTION OF DIRECTORS

    The Board of Directors has fixed the number of directors at five for the coming year. It is proposed that each of the nominees listed below will be elected to hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

    The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any nominee should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. No nominee is related to any other executive officer of the Company.

NOMINEES

    The nominees for election as directors, their ages, their positions with the Company, the period during which they have served as directors and their principal occupations and other directorships held by them are set forth below.

    Russell C. Horowitz, 33 years old, is a founder of Go2Net and has served as its Chief Executive Officer, Chief Financial Officer and Chairman since its inception in February 1996. From February 1996 until January 1999, he served as Go2Net's President. In March 1996, Mr. Horowitz founded Xanthus Capital, L.P., a Seattle, Washington-based merchant bank that focuses primarily on developing companies in emerging growth industries or special situations. Mr. Horowitz serves as the Chief Executive Officer and a director of Xanthus Management, L.L.C., the general partner of Xanthus Capital, L.P., and of DMR Investments, L.L.C., the investment advisor to Xanthus Capital, L.P. In July 1992,
Mr. Horowitz was a founder of Active Apparel Group, Inc., a New York-based apparel supplier. From 1992 until April 1994, Mr. Horowitz served as its Chief Financial Officer; and from May 1994 until May 1997, Mr. Horowitz served as its Director of Corporate Development and Investor Relations. Prior to July 1992, Mr. Horowitz served as a financial advisor to start-up and developing companies. Mr. Horowitz received a B.A. in Economics from Columbia College of Columbia University in 1988.

    William D. Savoy, 35 years old, has been a director of the Company since
May 1999. He is a nominee of Vulcan Ventures, Inc., a significant stockholder of the Company. Currently, Mr. Savoy serves as President of Vulcan Northwest Inc., managing the personal finances of Paul G. Allen, and Vice President of Vulcan Ventures Incorporated, a venture capital fund wholly-owned by Mr. Allen. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as director of CNET, Inc., Harbinger Corporation, High Speed Access Corporation, Metricom, Inc., Telescan, Inc., Ticketmaster
Online-CitySearch, Inc., USA Networks, Inc. and Value America.

    Diane Daggatt, 39 years old, has been a director of the Company since
May 1999. She is a nominee of Vulcan Ventures, Inc., a significant stockholder of the Company. She has served as an investment analyst at Vulcan
Northwest Inc. since July 1998, focusing on new media, e-commerce, and traditional retailing companies. From May 1996 to June 1998, she was a Vice President and Equity Research Analyst at Dain Rauscher Wessels where she focused on branded consumer and specialty retailing companies. From September 1994 to May 1996, Ms. Daggatt was employed as a consumer analyst for Pacific Crest Securities. From May 1989 to September 1994, she served as a research analyst for Beekman Capital Management. Prior to joining Beekman, she served for seven years in various merchandising positions at The Bon Marche, a division of Federated Department Stores. Ms. Daggatt serves as a director of Fatbrain.com, Inc. Ms. Daggatt holds a BA in Business Administration from Washington State University and is a Chartered Financial Analyst.

    Dennis Cline, 39 years old, has served as a director of the Company since December 1996. Mr. Cline is a founder and the Chief Executive Officer of DirectWeb, Inc., an Internet solutions provider. Until 1999, Mr. Cline served as the Executive Vice-President of Worldwide Sales for Network Associates, Inc. also a provider of network security and management tools whose common stock is traded on the Nasdaq National Market System under the symbol "NETA." Mr. Cline has served in a variety of executive sales positions for Network Associates since 1994. From January 1993 to November 1993, Mr. Cline was Vice President of Worldwide Sales for Fifth Generation Systems, a software utilities company. Prior to 1993, Mr. Cline worked in sales management for various technology companies including: GCC Technologies, Inc., a manufacturer of computer printers, Alias Research, a graphic software company, Claris Corporation, an application software company, and Microsoft Corp.

    William A. Fleckenstein, 45 years old, has served as a director of the Company since June 1999. He has also been the President of Fleckenstein Capital, Inc., a registered investment advisor, since 1996. Mr. Fleckenstein also held that position from 1982, when he originally founded Fleckenstein Capital, until 1990, when Fleckenstein Capital merged with Olympic Capital Management, Inc., a registered investment adviser. Mr. Fleckenstein served as a partner at Olympic Capital from 1990 until 1996, at which time Mr. Fleckenstein reestablished Fleckenstein Capital. Mr. Fleckenstein also serves as a director of Pan American Silver Corp. Mr. Fleckenstein graduated from the University of Washington in 1976 with a B.A. in mathematics.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    During fiscal 1999, there were four meetings of the Board of Directors of the Company. All of the directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors during which they served as director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. During fiscal 1999, none of the directors received compensation for serving as directors of the Company, except that Mr. Horowitz received compensation as an employee of the Company. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees thereof.

    The Board of Directors has a Compensation Committee whose present members are Mr. Cline and Ms. Daggatt. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock option plans. During fiscal 1999, the Compensation Committee acted by written consent 17 times and met four times.

    The Company also has an Audit Committee whose present members are Messrs. Cline and Savoy. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1999, there was one meeting of the Audit Committee.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 24, 2000 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors,
(iii) by each executive officer of the Company, and (iv) by all directors and executive officers who served as directors or executive officers at January 24, 2000 as a group.

                    NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
                     BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
                    -------------------                      -----------------------   ----------------
Russell C. Horowitz(2).....................................         3,671,486                 9.11%
c/o Go2Net, Inc. 999 Third Avenue
Seattle, Washington 98104
John Keister(3)............................................           915,000                 2.27%
c/o Go2Net, Inc.
999 Third Avenue
Seattle, Washington 98104
Michael J. Riccio, Jr.(4)..................................           618,588                 1.54%
c/o Go2Net, Inc.
999 Third Avenue
Seattle, Washington 98104
Dr. Oren Etzioni...........................................             2,700                 0.01%
c/o Go2Net, Inc.
999 Third Avenue
Seattle, Washington 98104
Dennis Cline(5)............................................           133,810                 0.34%
40 Landing Ct.
Moorstown, New Jersey 08057
William D. Savoy(6)........................................                 0                 0.00%
c/o Vulcan Ventures Incorporated
110 110th Avenue N.E., Suite 550
Bellevue, Washington 98004
Dianne Daggatt(6)..........................................             2,400                 0.00%
c/o Vulcan Ventures Incorporated
110 110th Avenue N.E., Suite 550
Bellevue, Washington 98004
William A. Fleckenstein....................................                 0                 0.00%
600 University Street, Suite 3011
Seattle, Washington 98101
Vulcan Ventures Incorporated(7)............................        11,922,406                30.18%
110 110th Avenue N.E., Suite 550
Bellevue, Washington 98004
All executive officers and                                          5,343,954                12.78%
directors as a group (8 persons)(2)(3)(4)(5)(7)............

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 39,508,189 shares of Common Stock outstanding as of January 24, 2000 which includes shares of

    Series A Preferred Stock convertible into 9,095,782 shares of Common Stock on an as converted basis because the Series A Preferred Stock votes on an as converted basis with the Common Stock as a single class.

(2) Includes 1,800,000 shares of Common Stock held by The Porpoise Corporation, a Washington corporation wholly owned by Mr. Horowitz and 407,656 shares of Common Stock held by Xanthus Management, LLC, of which Mr. Horowitz is a director and an executive officer. Mr. Horowitz disclaims beneficial ownership of the shares held by Xanthus Management, LLC, except to the extent of his pecuniary interests therein. Also, includes options to purchase 795,750 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(3) Includes options to purchase 847,000 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(4) Includes options to purchase 618,422 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(5) Includes options to purchase 40,000 shares of Common Stock that are currently exercisable.

(6) Each of William D. Savoy and Diane Daggatt disclaims beneficial ownership of the shares held by Vulcan.

(7) Includes 300,000 shares of Series A Preferred Stock, which are convertible into 9,075,782 shares of Common Stock. Also includes 40,000 shares owned directly by Paul G. Allen.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with except as follows. Russell C. Horowitz, John Keister and Michael J. Riccio, Jr. each filed a late Form 5 reporting option grants. The Form 5 filed by Mr. Horowitz also discloses one gift and one purchase under the 1999 Employee Stock Purchase Plan. The Form 5 filed by
Mr. Riccio also discloses one purchase under the 1999 Employee Stock Purchase Plan. Oren Etzioni filed a late Form 5 reporting option grants as well as an option exercise and two sales which had been previously unreported. William Fleckenstein filed a late Form 5 reporting an option grant as well as two previously unreported option exercises and stock sales.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

    The Committee administers the Company's executive compensation program. The Committee, which is composed of two independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation.

COMPENSATION PHILOSOPHY

    The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. The Compensation policies are designed to achieve the following objectives:

    Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value.

    Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the increase in stockholder value as measured principally by the trading price of the Company's Common Stock.

    Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

COMPENSATION PROGRAM

    The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives. The Company emphasizes the award of stock options as long term incentives to executive officers.

    BASE SALARY. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are below competitive salary levels for similar positions in these Internet companies.

    ANNUAL INCENTIVE AWARDS. The Company's executive officers may be eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and long-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. For 1999, there was no formal bonus program established for executives.

    LONG-TERM INCENTIVES. As noted above, the Company has relied substantially on long-term equity compensation as the principal means of compensating and incentivizing its executive officers. The Committee believes that stock ownership is an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1996 Stock Option Plan and its 1999 Employee Stock Purchase Plan, the purpose of which is to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments generally over one to four years. Thus, the value of the stockholders' investment in the Company must appreciate before the optionee receives any financial benefit. Additionally, the employee must remain in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value. The Company's 1999 Employee Stock Purchase Plan allows employees to acquire Common Stock through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Horowitz's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally.
Mr. Horowitz's current annual base salary is $36,000 subject to annual review and increase by the Board of Directors of the Company. During fiscal 1999, Mr. Horowitz was granted options to purchase 120,000 shares of Common Stock at an exercise price of $4.07 per share, the fair market value of the Company's Common Stock on the date of the grant. The options have a 48-month term and provide that one-quarter of the options vest on each annual anniversary of the option grant. Accordingly, through his ownership of Company Common Stock and options to purchase Common Stock, Mr. Horowitz's pecuniary interests are aligned with those of the Company's stockholders.

SECTION 162(M) LIMITATION

    Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other or its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

    The Compensation Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practices, the Company's compensation philosophy and the Company's best interests.

                             COMPENSATION COMMITTEE
                                  DENNIS CLINE
                                 DIANNE DAGGATT
                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Mr. Cline and Ms. Daggatt serve as members of the Compensation Committee. Neither Mr. Cline nor Ms. Daggatt was an officer or employee of the Company or any of its subsidiaries during fiscal 1999. Until May 1999, Dr. Oren Etzioni, who was not then an employee of the Company, served on the Compensation Committee.

    The Company is party to an agreement with DirectWeb, Inc. pursuant to which the Company provides content and services to DirectWeb in exchange for eight monthly payments of $35,000 commencing March 1999 and 12 monthly payments commencing November 1999 which shall initially be $60,00 per month and shall increase to $85,000 in May 2000. Dennis Cline, a director of the Company, is the Chief Executive Officer of DirectWeb as well as a director and stockholder. Additionally, Russell C. Horowitz, the Chief Executive Officer and Chairman of the Company is a director of DirectWeb.

The terms of the agreement between the Company and DirectWeb were determined on an arm's length basis.

    The Company is conducting a nationwide marketing and branding campaign focused on major college and professional sports stadiums and arenas, including home games of the National Football League's Seattle Seahawks and the National Basketball Association's Portland Trail Blazers, both of which are owned by Paul
G. Allen. The marketing campaign is being handled by Action Sports Media, a sports venue-marketing firm founded by Vulcan Ventures Inc. in exchange for the payment of $212,000. Vulcan holds approximately 30% of the Company's voting capital stock. The terms of the arrangement between the Company and Action Sports Media were determined on an arm's length basis.

    On October 1, 1999, the Company entered into an agreement with Charter Communications and Vulcan Ventures to form Broadband Partners, a joint venture. Broadband Partners intends to provide broadband portal services initially to customers of Charter Communications, RCN Corporation and HighSpeed Access Corporation, and potentially to other cable operators. Vulcan Ventures will own 55.2%, Charter Communications will own 24.9% and Go2Net will own 19.9% of Broadband's capital stock. Vulcan Ventures holds approximately 30% of the Company's voting capital stock. Vulcan is a minority stockholder of RCN Corporation and High Speed Access Corporation and a majority stockholder in Charter Communications. The terms of the agreement were determined on an arm's length basis.

    On July 7, 1999, the Company acquired 896,057 shares of common stock of CommTouch Software, LTD and received warrants to acquired an additional 1,136,000 shares of common stock. The stock and warrants were valued at $13,970,628. In conjunction with the equity investment, the Company received one seat on CommTouch's board of directors and entered into a distribution and marketing agreement with CommTouch. Vulcan is a minority stockholder of CommTouch. The terms of the agreement between the Company and CommTouch were determined on an arm's length basis.

    On July 21, the Company acquired 428,571 shares of common stock of Click2Learn, Inc. and received warrants to acquire an additional 428,571 shares of common stock. The stock and warrants were valued at $3,245,7000. In conjunction with the equity investment the Company entered into a three-year marketing, distribution, licensing and co-branding partnership with Click2Learn. Vulcan is a majority stockholder of Click2Learn. The terms of the agreement between the Company and Click2Learn were determined on an arm's length basis.

    On November 3, 1998, the Company purchased 13,158 shares of Series D Preferred Stock of Conducent Technologies, Inc. valued at approximately $250,000. Martin Schoffstall, the Chief Executive Officer of Conducent is a former member of the Company's Board of Directors. The terms of the agreement between the Company and Conducent were determined on an arm's length basis.

                               PERFORMANCE GRAPH

The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and April 23, 1997, the date the Company's Common Stock commenced trading on The Nasdaq SmallCap Market; by (ii) the share price at April 23, 1997) with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the cumulative total return of the NASDAQ stocks business services index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the NASDAQ stocks business services index on April 23, 1997, and reinvestment of all dividends). During fiscal year 1999, the Company paid no dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                       PERFORMANCE GRAPH FOR GO2NET, INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES. PRODUCED ON 01/19/2000 INCLUDING DATA TO 09/30/1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                      GO2NET, INC.
04/23/1997                                                                                                           100.0
04/30/1997                                                                                                           108.2
05/30/1997                                                                                                            82.3
06/30/1997                                                                                                            62.0
07/31/1997                                                                                                            68.4
08/29/1997                                                                                                            68.4
09/30/1997                                                                                                            89.9
10/31/1997                                                                                                            81.0
11/28/1997                                                                                                            72.2
12/31/1997                                                                                                            69.6
01/30/1998                                                                                                            98.7
02/27/1998                                                                                                           165.2
03/31/1998                                                                                                           172.2
04/30/1998                                                                                                           273.4
05/29/1998                                                                                                           250.6
06/30/1998                                                                                                           298.7
07/31/1998                                                                                                           273.4
08/31/1998                                                                                                           224.1
09/30/1998                                                                                                           151.9
10/30/1998                                                                                                           222.8
11/30/1998                                                                                                           344.3
12/31/1998                                                                                                           358.3
01/29/1999                                                                                                          1124.1
02/26/1999                                                                                                          1184.8
03/31/1999                                                                                                          2686.1
04/30/1999                                                                                                          3108.9
05/28/1999                                                                                                          2105.1
06/30/1999                                                                                                          3721.5
07/30/1999                                                                                                          2379.7
08/31/1999                                                                                                          2632.9
09/30/1999                                                                                                          2622.8
LEGEND
SYMBOL                                                                                       CRSP TOTAL RETURNS INDEX FOR:
                                                                                                              Go2Net, Inc.
                                                                                        Nasdaq Stock Market (US Companies)
                                                              NASDAQ Stocks (SIC 7300-7399 US Companies) Business services
Notes:
A. The lines represent monthly index levels derived from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
04/23/1997.

                                                              NASDAQ STOCK MARKET  NASDAQ STOCKS
04/23/1997                                                                  100.0          100.0
04/30/1997                                                                  102.7          104.2
05/30/1997                                                                  114.4          116.2
06/30/1997                                                                  117.9          118.8
07/31/1997                                                                  130.3          130.7
08/29/1997                                                                  130.1          127.3
09/30/1997                                                                  137.8          129.7
10/31/1997                                                                  130.6          126.9
11/28/1997                                                                  131.3          129.9
12/31/1997                                                                  129.1          122.5
01/30/1998                                                                  133.1          131.5
02/27/1998                                                                  145.7          149.0
03/31/1998                                                                  151.0          161.4
04/30/1998                                                                  153.6          163.1
05/29/1998                                                                  145.1          151.5
06/30/1998                                                                  155.2          179.6
07/31/1998                                                                  153.4          173.3
08/31/1998                                                                  123.1          140.6
09/30/1998                                                                  140.1          168.6
10/30/1998                                                                  146.2          164.8
11/30/1998                                                                  161.0          191.5
12/31/1998                                                                  181.9          220.6
01/29/1999                                                                  208.3          268.5
02/26/1999                                                                  189.6          239.0
03/31/1999                                                                  203.4          269.1
04/30/1999                                                                  209.2          260.9
05/28/1999                                                                  204.3          251.5
06/30/1999                                                                  222.6          280.2
07/30/1999                                                                  219.3          261.7
08/31/1999                                                                  228.0          275.7
09/30/1999                                                                  227.7          288.3
LEGEND
SYMBOL                                                                    04/1997        09/1997  03/1998  09/1998  03/1999  09/1999
                                                                            100.0           89.9    172.2    151.9   2686.1   2622.8
                                                                            100.0          137.8    151.0    140.1    203.4    227.7
                                                                            100.0          129.7    161.4    168.6    269.1    288.3
Notes:
A. The lines represent monthly index levels derived from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
04/23/1997.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES

EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING REPORT OF THE COMPENSATION COMMITTEE AND STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer, President and Chief Operating Officer for all services rendered in all capacities to the Company for the Company's fiscal year ended September 30, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                         ------------
                                             ANNUAL COMPENSATION          SECURITIES
                                        ------------------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY     BONUS      OPTIONS #     COMPENSATION($)(1)
---------------------------             --------   --------   --------   ------------   ------------------
Russell C. Horowitz...................    1999     $ 36,000   $     0        120,000         $25,857
                                          1998     $ 36,000   $     0        300,000         $15,729
                                          1997     $ 36,000   $     0        600,000         $17,791
Chief Executive Officer

John Keister..........................    1999     $ 72,000   $     0        120,000         $31,242
                                          1998     $ 72,000   $     0        400,000         $11,263
                                          1997     $ 45,000   $     0        600,000         $ 9,459
President

                                          1999     $112,500   $25,000      1,200,000         $15,045
Michael J. Riccio, Jr.................
                                          1998     $      0   $     0         60,000         $     0
                                          1997     $      0   $     0         40,000         $     0
Chief Operating Officer

------------------------

(1) Includes amounts paid for keyman life insurance, car allowances, parking and medical and dental insurance.

GRANTS OF STOCK OPTIONS

    The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended September 30, 1999.

                             1999 OPTION GRANTS(L)

                               INDIVIDUAL GRANTS                                               POTENTIAL REALIZATION
                               -----------------                                                 VALUE AT ASSUMED
                                   NUMBER OF                                                      ANNUAL RATES OF
                                  SECURITIES         % OF TOTAL                              STOCK PRICE APPRECIATION
                                  UNDERLYING       OPTIONS GRANTED                                FOR OPTION TERM
                                    OPTIONS        TO EMPLOYEES IN   EXERCISE   EXPIRATION   -------------------------
NAME                                GRANTED             1999          PRICE        DATE          5%            10%
----                           -----------------   ---------------   --------   ----------   -----------   -----------
Russell C. Horowitz..........        120,000            1.9045         4.07      10/13/04    $  166,102    $  376,830
John Keister.................        120,000            1.9045         4.07      10/13/04    $  166,102    $  376,840
Michael J. Riccio, Jr........      1,200,000           19.0450         4.03      10/13/04    $1,709,027    $3,768,303

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

STOCK OPTION EXERCISES AND SEPTEMBER 30, 1999 STOCK OPTION VALUES

    Set forth in the table below is information concerning the value of stock options held at September 30, 1999 by the Named Executive Officers of the Company.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                YEAR AND OPTION VALUES AS OF SEPTEMBER 30, 1999

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT               IN-THE-MONEY OPTIONS
                                  SHARES                        SEPTEMBER 30,1999         AT SEPTEMBER 30, 1999(1)
                                 ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                            ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   ----------   -----------   -------------   -----------   -------------
Russell C. Horowitz...........         --             --     795,750        224,250      $49,435,110    $13,514,490
John Keister..................         --             --     847,000        273,000      $52,638,960    $16,566,640
Michael J. Riccio, Jr.........    116,000     $4,745,696     618,422        564,778      $37,626,583    $34,293,320

------------------------

(1) The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at September 30, 1999 ($64.75 per share) and the exercise price of the options, multiplied by the applicable number of options.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with each of Russell C. Horowitz, John Keister and Michael J. Riccio, Jr. pursuant to which they serve as Chief Executive Officer, President and Chief Operating Officer, respectively, of the Company.

    Mr. Horowitz's employment agreement with the Company expires January 31, 2002. Under this agreement, Mr. Horowitz receives an annual salary of $36,000. Mr. Keister's employment agreement with the Company expires January 31, 2002. Under this agreement, Mr. Keister receives an annual salary of $72,000.
Mr. Riccio's employment agreement with the Company expires January 31, 2002. Under this agreement, Mr. Riccio receives an annual salary of $150,000, and a signing bonus of $25,000. Mr. Riccio was also granted options to purchase common stock under the employment agreement.

    Each of the employment agreements described above provides for certain employee benefits, including, without limitation, participation in the Company's stock option plan or any other incentive or bonus plan which the Company may institute in the future, as well as health insurance. Each of the employment agreements provides for a one-year non-competition period following termination of the employment agreement.

                          APPROVAL OF ADOPTION OF THE
                      GO2NET, INC. 2000 STOCK OPTION PLAN

GENERAL

    The Go2Net, Inc. 2000 Stock Option Plan (the "2000 Plan") is intended to attract and retain key employees, directors and consultants of the Company, to provide an incentive for them to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. Under the 2000 Plan, incentive stock options may be granted to employees and officers of the Company or any subsidiary and non-qualified stock options may be granted to employees, officers, directors and consultants of the Company or any subsidiary.

    Six Million (6,000,000) shares of Common Stock of the Company may be issued pursuant to the 2000 Plan. As of January 24, 2000, the shares reserved for issuance under the 2000 Plan had a market value of $413,750,000. The shares issued pursuant to the 2000 Plan shall be either shares of the company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. The number of shares issuable under the 2000 Plan is subject to annual increase equal to five percent (5%) of the outstanding Common Stock (including any shares issuable upon conversion of any then outstanding shares of preferred stock of the Company) and appropriate adjustment in the event of a stock split, a subdivision or consolidation of shares of Common Stock, capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

    Set forth below is a summary of the principal provisions of the 2000 Plan, a copy of which may be obtained from the Secretary of the Company upon request. The Board of Directors has adopted the 2000 Plan, subject to stockholder approval. If the 2000 Plan does not receive stockholder approval, then the it will not take effect.

ADMINISTRATION

    The Board of Directors adopted the 2000 Plan as of December 30, 1999. The 2000 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. The members of the Compensation Committee are appointed by the Board of Directors, and the Board may from time to time appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. The present members of the Compensation Committee are Mr. Cline and Ms. Daggatt.

ELIGIBILITY

    Subject to the provisions of the 2000 Plan, the Compensation Committee has the authority to select optionees and to determine the terms of the options granted, including (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option,
(iv) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% or more of the voting stock of the Company cannot be in excess of five years), and (v) the time, manner and form of payment upon exercise of an option.

    In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Compensation Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee deems relevant.

TERMS OF OPTIONS

    Options granted under the 2000 Plan are exercisable at such times and during such period as is set forth in the option agreement, but cannot have a term in excess of ten years from the date of grant. The Compensation Committee is entitled to accelerate the date of exercise of any installment of any option, except that without the consent of the optionee, the Compensation Committee shall not accelerate the exercise date of any installment of any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"). The option agreement may contain such provisions and conditions as may be determined by the Compensation Committee. The option exercise price for options designated as non-qualified stock options granted under the 2000 Plan is determined by the Compensation Committee. The option exercise price for incentive stock options granted under the 2000 Plan shall be no less than fair market value of the Common Stock of the Company at the time the option is granted and no less than 110% of the fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company. Options granted under the 2000 Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the Company or shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any employee in any one calendar year cannot exceed 1,000,000 shares and the maximum number of shares of Common Stock for which options designated as incentive stock options may be granted during the term of the 2000 Plan cannot exceed 10,000,000 shares.

    An option is not transferable by the optionee except by will or by the laws of descent and distribution; provided, however, that the Compensation Committee may permit the further transferability on a general or specific basis. Options are exercisable only while the optionee remains in the employ of the Company or for a limited period of time thereafter.

TERMINATION OR AMENDMENT OF THE 2000 PLAN

    Unless sooner terminated, the 2000 Plan shall terminate on December 30, 2009, ten years from the date on which the 2000 Plan was adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the 2000 Plan or make such modification or amendment as it deems advisable; provided, however, that the Board of Directors may not, without stockholder approval, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 2000 Plan or make any other change in the 2000 Plan which requires stockholder approval under applicable law or regulations. The Compensation Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided however that, without the consent of the optionee, the Compensation Committee shall not change the number of shares subject to an option, or the exercise price or term thereof.

RECAPITALIZATION; REORGANIZATION; CHANGE OF CONTROL

    The 2000 Plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (other than as the result of an Acquisition, as such term is hereinafter defined), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. If the Company is to be consolidated with or acquired by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition,
(ii) upon written notice to the optionees, provide that all options must be exercised (to the extent then exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

    Upon dissolution or liquidation of the Company, all options granted under the 2000 Plan shall terminate.

TAX EFFECTS OF PARTICIPATION IN THE 2000 PLAN

    INCENTIVE STOCK OPTIONS. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the optionee upon exercise of the option and for more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

    In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will recognize ordinary income to the extent of the lesser of (i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

    For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

    The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, the Company generally will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

    Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

    NON-QUALIFIED STOCK OPTIONS. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company. The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option.

    The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of new shares under Section 1036 of the Code, with the exchanged shares retaining the basis and holding periods of the old shares. Second, there will be an issuance of additional new shares representing the spread between the fair market value of all the new shares (including the exchanged shares and the additional new shares) and the aggregate option price therefor. The fair market value of the additional new shares will be taxable as ordinary income to the employee under
Section 83 of the Code. The additional new shares will have a basis equal to the fair market value of the additional new shares.

    Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

NEW PLAN BENEFITS

    It is not possible to state the persons who will receive stock options under the 2000 Plan in the future, nor the amount of options which will be granted thereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed KPMG, LLP as independent certified public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2000. KMPG, LLP has served as independent accountants since July 1999 to audit the financial statements of the Company.

    On July 14, 1999, the audit committee of the Board of Directors of Go2Net, Inc. (the "Company") approved a resolution to dismiss Ernst & Young LLP ("E&Y") as the Company's independent accountants, effectively immediately. On July 19,1999, the Company engaged KPMG, LLP as the Company's independent accountants upon such terms as may be negotiated by management.

    E&Y's reports with respect to the Company's financial statements for the fiscal years ended September 30, 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended
September 30, 1997 and 1998 and in the subsequent interim periods through July 14, 1999, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

    Prior to July 1999, there were no consultations with KPMG, LLP regarding the application of accounting principles to specific transactions, or the type of audit opinion that might be rendered. The Company has authorized E&Y to respond fully to the inquiries of KPMG, LLP as the successor independent accountants of the Company.

    A representative of KPMG, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG, LLP.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2001 must be received at the Company's principal executive offices in Seattle, Washington on or before October 7, 2000. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions. If the Company is not notified of a stockholder proposal by December 21, 2000, then the proxies held by management of the Company provide discretionary authority to vote on such stockholder proposal, even though the proposal is not discussed in the Proxy Statement.

                                 OTHER MATTERS

    Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                  10-K REPORT

    THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO RUSSELL C. HOROWITZ, GO2NET, INC., 999 THIRD AVENUE, SUITE 4700, SEATTLE, WASHINGTON 98104. ADDITIONALLY, THE ANNUAL REPORT ON FORM 10-K IS AVAILABLE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                 VOTING PROXIES

    The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors
                                          ETHAN CALDWELL
                                          GENERAL COUNSEL AND SECRETARY

January 28, 2000

    Appendix A

                                  GO2NET, INC.
                             2000 STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN.

    This stock option plan (the "PLAN") is intended to provide incentives:
(a) to the officers and other employees of Go2Net, Inc. (the "COMPANY") and any present or future subsidiary corporations of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "INCENTIVE STOCK OPTIONS" under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE") ("ISO" or "ISOS"); and
(b) to officers, employees, directors, independent contractors, advisers, and consultants of the Company and any present or future subsidiaries or other entities designated by the Board of Directors of the Company in which the Company has a material business interest by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("NON-QUALIFIED OPTION" or "NON-QUALIFIED OPTIONS").

2.  STOCK SUBJECT TO THE PLAN.

    (a) The total number of shares of the authorized but unissued shares of the common stock, $.01 par value, of the Company ("COMMON STOCK") for which options may be granted under the Plan shall not exceed 6,000,000 shares, plus an annual increase to be added on October 1st of each year equal to five percent (5%) of the outstanding Common Stock (including for this purpose any shares of Common Stock issuable on conversion of any outstanding preferred stock of the Company) on such date; provided, however, that notwithstanding the foregoing, the total number of shares of Common Stock for which options designated as ISOs may be granted under the Plan shall not exceed 10,000,000 shares, in each case subject to adjustment as provided in Section 11 hereof.

    (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, or an option shall be cancelled or settled in cash, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

    (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

3.  ADMINISTRATION OF THE PLAN.

    (a) The Plan shall be administered by a committee (the "COMMITTEE") consisting of two or more members of the Company's Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement (as defined in Section 5) in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

    (b) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiary corporations (from among the class of employees eligible under Section 4 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 4 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 6; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on the shares subject to options and the nature of such restrictions, and
       (vii) determine the terms and conditions of the Option Agreement as described in Section 5.

4.  ELIGIBILITY.

    Options designated as ISOs may be granted only to officers and other employees of the Company or any "SUBSIDIARY CORPORATION" as defined in
Section 424 of the Code. Non-Qualified Options may be granted to any officer, employee, director, independent contractor, adviser, or consultant of the Company or of any of its subsidiaries or "DESIGNATED ENTITIES" (as described in Section 1). Non-Qualified Options may be granted to an individual in connection with the hiring or engagement of the individual prior to the date that the individual first performs services for the Company, any subsidiary, or designated entity.

    No option designated as an ISO shall be granted to any employee of the Company or any subsidiary corporation if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a "PARENT CORPORATION" (as defined in Section 424 of the Code) or a subsidiary corporation, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

    The maximum number of shares of Common Stock with respect to which an option or options may be granted to any individual under the Plan in any one calendar year shall not exceed 1,000,000 shares of Common Stock, taking into account shares under options that are granted during such calendar year and also terminated in such calendar year, subject to adjustment as provided in
Section 11.

5.  OPTION AGREEMENT.

    Each option shall be evidenced by an option agreement (the "OPTION AGREEMENT") between the Company and the optionee to whom such option is granted, which Option Agreement shall comply with and be subject to the terms and conditions of the Plan. The Option Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. By way of illustration and not limitation, the Committee may include in the Option

Agreement of all or any option holders provisions to address special circumstances such as termination of employment by the Company for cause, change in status from employee to consultant, forfeiture of option gains for competition or other activities materially detrimental to the interests of the Company, beneficiary designations, reduction in hours from full-time employment, and paid and unpaid leaves of absence. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

6.  OPTION PRICE.

    The option price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Committee, but in no event shall the option price be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized. The option price or prices of shares of the Company's Common Stock for ISOs shall be the fair market value of such Common Stock at the time the option is granted as determined by the Committee.

7.  MANNER OF PAYMENT; MANNER OF EXERCISE.

    (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options,
       (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii) provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances and on such terms as may from time to time be established by the Committee and reflected in the Option Agreements. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 6 hereof. With the consent of the Committee and reflected in the Option Agreements, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

    (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in paragraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

8.  EXERCISE OF OPTIONS.

    Subject to the provisions of Sections 9 through 11, each option granted under the Plan shall be exercisable as follows:

    (a) VESTING. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

    (b) FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee.

    (c) PARTIAL EXERCISE. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

    (d) ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment or any option; provided, however, that the Committee shall not (except as otherwise permitted under Section 11), without the consent of an optionee, accelerate the exercise date of any installment of any option granted to any employee as an ISO if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code.

9.  TERM OF OPTIONS: EXERCISABILITY.

    (a) TERM. Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as provided in the Option Agreement.

    (b) EXERCISABILITY. Except as otherwise provided in the Option Agreement, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

    10. OPTIONS NOT TRANSFERABLE. The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, or pursuant to a domestic relations order, and any such option shall be exercisable during the lifetime of such optionee only by him; provided, however, that the Committee may permit the further transferability on a general or specific basis and may impose conditions and limitations on any permitted transferee. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, except as provided above with respect to Non-Qualified Options, trustee process or similar process, whether legal or equitable, upon such option.

    11. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option.

    (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    (b) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "ACQUISITION"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "SUCCESSOR BOARD"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or
       (ii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

    (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in paragraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.

    (d) MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "MODIFICATION" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

    (e) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

    (f) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    (g) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

    (h) ADJUSTMENTS. Upon the happening of any of the events described in paragraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 2 hereof that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 11 and, subject to
       Section 3, its determination shall be conclusive.

    If any person or entity owning restricted Common Stock obtained by exercise of an option made hereunder receives shares or securities or cash in connection with a corporate transaction described in paragraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

12. NO SPECIAL EMPLOYMENT RIGHTS.

    Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

13. WITHHOLDING.

    The Company's obligation to deliver shares or provide any benefits under this Plan shall be subject to the option holder's satisfaction of all applicable income, employment, and excise tax withholding requirements of all applicable jurisdictions. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

14. RESTRICTIONS ON ISSUE OF SHARES.

    (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until the delivery or distribution of any shares issued under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Company are listed or traded.

    (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

15. LOANS.

    The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

16. MODIFICATION OF OUTSTANDING OPTIONS.

    The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

17. APPROVAL OF SHAREHOLDERS.

    The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of stockholders holding at least a majority of the voting stock of the Company, within twelve
(12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

18. TERMINATION AND AMENDMENT.

    Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 18, the Board of Directors may not terminate, modify, or amend the Plan without shareholder approval if such shareholder approval is required by applicable law. The Committee may terminate, amend, or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in
Section 11, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise the price thereof, nor extend the term of such option.

19. RESERVATION OF STOCK.

    The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

20. LIMITATION OF RIGHTS IN THE OPTION SHARES.

    Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention:
President, and, if to an optionee, to the address as appearing on the records of the Company.

                                                                      Appendix B

PROXY

                                  GO2NET, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 17, 2000

The undersigned hereby appoints Russell C. Horowitz and John Keister, and each of them, with full power and substitution, proxies to represent the undersigned at the 2000 Meeting of Stockholders of Go2Net, Inc. to be held on March 17, 2000, at 9:00 a.m., at The Bell Harbor International Conference Center, 2211 Alaskan Way, Seattle, Washington, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of Go2Net, Inc. standing in the name of the undersigned upon such business as may properly come before the meeting.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Election of Directors:

              FOR                           WITHHOLD                  FOR ALL EXCEPT (STRIKE A LINE THROUGH NOMINEE NAME)
              / /                              / /                                            / /

Nominees: Russell C. Horowitz, William D. Savoy, Diane Daggatt, Dennis Cline, William A. Fleckenstein

2. To consider and act upon a proposal to adopt the Company's 2000 Stock Option Plan.

              FOR                            AGAINST                                        ABSTAIN
              / /                              / /                                            / /

3. To consider and act upon a proposal to ratify, confirm and approve the selection of KPMG, LLP as the independent certified public accountants of the Company for fiscal year 2000.

              FOR                            AGAINST                                        ABSTAIN
              / /                              / /                                            / /

4. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

              FOR                            AGAINST                                        ABSTAIN
              / /                              / /                                            / /

HAS YOUR ADDRESS CHANGED?                                                           I plan to attend in person           / /
------------------------------------------------------------                        I do not plan to attend in person    / /
------------------------------------------------------------                        Mark box at right if comments or
------------------------------------------------------------                        address change have been noted on
                                                                                    the reverse side of this card        / /

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 AS SET FORTH IN THE PROXY STATEMENT.

      PLEASE VOTE, DATE, AND SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

                                                    DO YOU HAVE COMMENTS?

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

                                              Date:____________, 2000

                                              ----------------------------------
                                              Stockholder sign here

                                              ----------------------------------
                                              Co-owner sign here

                                              Please sign exactly as your
                                              name(s) appear(s) on the Proxy.
                                              When shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.